                      FREMONT HOME LOAN OWNER TRUST 1999-1
                         STATEMENT TO CERTIFICATEHOLDER

                                                            RECORD DATE: 6/30/99
                                                  PREVIOUS DISTRIBUTION: 6/25/99
                                                      DISTRIBUTION DATE: 7/26/99


====================================================================================================================================
                                        Original        Beginning                                                        Ending
                        Certificate    Certificate     Certificate                                        Total       Certificate
  Class        Cusip       Rate          Balance         Balance         Interest      Principal      Distribution      Balance
------------------------------------------------------------------------------------------------------------------------------------
    A        35729BAA9    5.3625%    415,545,505.00   399,810,898.11   1,846,210.12   6,980,342.54    8,826,552.66   392,830,555.57
Factors per
 Thousand                                                                4.44285908    16.79802201      21.24088109    945.33703492
------------------------------------------------------------------------------------------------------------------------------------
    R                     0.0000%         0.00             0.00            0.00           0.00            0.00            0.00
------------------------------------------------------------------------------------------------------------------------------------
  TOTALS                             415,545,505.00   399,810,898.11   1,846,210.12   6,980,342.54    8,826,552.66   392,830,555.57
====================================================================================================================================

FIRST UNION NATIONAL BANK                                        ROBERT ASHBAUGH
Structured Finance Trust Services                                 VICE PRESIDENT
230 South Tryon Street, 9th Floor                            PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                          FAX: 704-383-6039

                      FREMONT HOME LOAN OWNER TRUST 1999-1
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE:  6/30/99
                                                  PREVIOUS DISTRIBUTION: 6/25/99
                                                      DISTRIBUTION DATE: 7/26/99

================================================================================

                             SCHEDULE OF REMITTANCE

     Available Collection Amount                             8,945,801.85
     (Trust Fees and Expenses)                                (119,249.19)
     Available Payment Amount                                8,826,552.66
     Regular Payment                                         7,590,037.51
     Excess Spread                                           1,236,515.15
                                                           ---------------



     FEES
     *Servicer Fee (Fee deducted prior to Remittance)          117,667.19
     Master Servicer Fee                                        50,428.80
     Indenture Trustee Fee                                       2,185.25
     Guaranty Insurance Premium                                 66,635.15
                                                           ---------------
     TOTAL FEES                                                119,249.19



                             COLLATERAL INFORMATION

Aggregate Beginning Balance of Loans                      403,430,374.80
Aggregate Ending Balance of Loans                         397,686,547.40
Interest Carry-Forward                                              0.00
Loan Count                                                         3,515
Net Excess Cash                                                     0.00
Net Loan Losses                                                     0.00
Net Loan Losses - Aggregate                                         0.00
Overcollateralization Amount                                4,855,991.83
Overcollateralization Deficiency Amount                    11,765,828.37
Overcollateralization Step-up Test Level                           0.00%
Overcollateralization Target Amount                        16,621,820.20
Principal Prepayments                                       5,541,235.11
Scheduled Principal                                           202,592.28
Securities Insurer Reimbursement                                    0.00
Six Month Average Delinquency                                    0.4811%
Spread Squeeze %                                                 0.0000%
Trigger Event?                                                        No
Unpaid Securities Insurer Reimbursement                             0.00
Weighted Average Home Loan Interest Rate (WAC)                   9.8914%
Weighted Average Maturity (WAM)                                   357.00


================================================================================

FIRST UNION NATIONAL BANK                                        ROBERT ASHBAUGH
Structured Finance Trust Services                                 VICE PRESIDENT
230 South Tryon Street, 9th Floor                            PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                          FAX: 704-383-6039

                      FREMONT HOME LOAN OWNER TRUST 1999-1
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE:  6/30/99
                                                  PREVIOUS DISTRIBUTION: 6/25/99
                                                      DISTRIBUTION DATE: 7/26/99


================================================================================


-----------------------------------------    --------------------------------------------------------------------------
   Aggregate Ending Balance of Loans             DELINQUENT INFOR.      # LOANS            AMOUNT               %
-----------------------------------------    --------------------------------------------------------------------------
 $  397,686,547.40                           Delinquent 0-30 Days         153           8,599,651.79        2.162420%
-----------------------------------------
                                             Delinquent 31-60 Days         76           7,719,219.28        1.941031%
                                             Delinquent 61-90 Days         69           4,937,719.95        1.241611%
                                             Loans in Foreclosure          1             125,242.76         0.031493%
                                             REO                           0                0.00            0.000000%
                                             Bankruptcy Loans              6             588,405.91         0.147957%
                                             --------------------------------------------------------------------------
                                                        TOTAL             305          21,970,239.69        5.524512%
                                             --------------------------------------------------------------------------



                                             --------------------------------------------------------------------------
                                                 DELINQUENT INFOR.      # LOANS            AMOUNT           CUMULATIVE
                                             --------------------------------------------------------------------------
                                             Defaulted Home Loans          0                0.00            125,242.76
                                             Liquidated Home Loans         0                0.00               0.00
                                             Deleted Home Loans            0                0.00               0.00
                                             --------------------------------------------------------------------------

================================================================================

FIRST UNION NATIONAL BANK                                        ROBERT ASHBAUGH
Structured Finance Trust Services                                 VICE PRESIDENT
230 South Tryon Street, 9th Floor                            PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                          FAX: 704-383-6039